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                                                                    EXHIBIT 23-9

                [ADVANCED RESOURCES INTERNATIONAL LETTERHEAD]

                                        March 3, 1997


MCN Corporation
500 Griswold
Detroit, Michigan 48226

RE:     MCN CORPORATION
        FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

          The firm of Advanced Resources International, Inc. consents to incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 1997, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

          This consent may be incorporated by reference into any registration statement of MCN Corporation relating to the securities included in the Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1993, as amended.

                                        Very truly yours,


                                    /s/ Vello A. Kuuskraa
                                        Vello A. Kuuskraa
                                        President